UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, including in our most recent Quarterly Report on Form 10-Q filed on October 29, 2009 (the “10-Q”), NorthWestern Corporation d/b/a NorthWestern Energy (the “Company”) received, in August 2009, an interim award from an arbitration panel in connection with its litigation with Colstrip Energy Limited Partnership (“CELP”), a qualifying facility, concerning disputes arising under a power purchase agreement.  On November 2, 2009, the Company received the final award from the arbitration panel.

In affirming its interim award, the arbitration panel also denied CELP’s request for attorney fees, holding that each party would be responsible for its own fees.  The final arbitration panel award is subject to confirmation by the Montana district court, which confirmation will be subject to a 90-day appeal period.  The Company is still evaluating the award and its financial impact.  Please see the 10-Q for further details concerning the CELP litigation and the factors affecting the determination of qualifying facility liability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: November 3, 2009